As filed with the Securities and Exchange Commission on November 8, 2016

Registration No. 333

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W. P. CAREY INC.

(Exact name of registrant as specified in its charter)

Maryland	45-4549771
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

WPC Eurobond B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark J. DeCesaris
Chief Executive Officer
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Christopher P. Giordano, Esq.
 DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

W. P. Carey Inc.:
Common Stock, $0.001 par value	—	—	—	—

Preferred Stock, $0.001 par value	—	—	—	—

Depositary Shares	—	—	—	—

Stock Purchase Contracts	—	—	—	—

Stock Purchase Unit(4)	—	—	—	—

Warrants(5)	—	—	—	—
Debt Securities	—	—	—	—
Guarantee by W. P. Carey Inc. of Debt Securities of WPC Eurobond B.V.(6)	—	—	—
WPC Eurobond B.V.:
Debt Securities(7)	—	—	—	—

Total:	—	—	—	$—

(1)         Omitted pursuant to Form S-3 General Instruction II.E.

(2)         An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)         The registrants will pay registration fees pursuant to Rule 456(b) and 457(r) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

(4)         Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Due to the fact that Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

(5)         Equity Warrants will represent rights to purchase equity securities registered hereby. Due to the fact that the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.

(6)         No separate consideration will be received for the guarantee by W. P. Carey Inc. of the debt securities of WPC Eurobond B.V. Pursuant to Rule 457(n), no registration fee is required with respect to any such guarantee.

(7)         The debt securities will be non-convertible debt securities issued by WPC Eurobond B.V., a wholly-owned subsidiary of W. P. Carey Inc.

PROSPECTUS

W. P. CAREY INC.

Common Stock
Preferred Stock

Depositary Shares
Stock Purchase Contracts
Stock Purchase Unit
Warrants

Debt Securities

Guarantee of Debt Securities

WPC EUROBOND B.V.

Debt Securities

(fully, unconditionally and irrevocably guaranteed by W. P. Carey Inc.)

W. P. Carey Inc. may from time to time, in one or more offerings, offer, issue and sell (i) shares of our common stock, $0.001 par value per share (“Common Stock”), (ii) one or more series of our preferred stock, $0.001 par value per share (“Preferred Stock,” and together with the Common Stock, the “Capital Stock”), (iii) depositary shares, which may represent a fractional interest in a share of a particular class or series of our Preferred Stock (the “Depositary Shares”), (iv) stock purchase contracts and stock purchase units (collectively, the “Purchase Agreements”), (v) warrants (“Warrants”), (vi) debt securities (“Company Debt Securities”), and (vii)  a guarantee (“Guarantee”) of debt securities offered and sold by WPC Eurobond B.V. (“WPC Finance”) (the Common Stock, Preferred Stock, Depositary Shares, Purchase Agreements, Warrants, Company Debt Securities and any such Guarantee, collectively, the “Company Securities”). One or more of the Company Securities, including but not limited to the Preferred Stock, Depositary Shares, Warrants and Company Debt Securities, may be convertible into or exercisable or exchangeable for shares of Common Stock, Preferred Stock or other Company Securities. WPC Finance may from time to time, in one or more offerings, offer, issue and sell securities (“WPC Finance Debt Securities,” and collectively with the Company Debt Securities, the “Debt Securities,” and collectively with the Company Securities, the “Securities”). Any WPC Finance Debt Securities will be fully, unconditionally and irrevocably guaranteed by W. P. Carey Inc., as described in this prospectus and in any applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities that we are selling, which terms will include, among other things, (i) in the case of Common Stock, any public offering price, (ii) in the case of Preferred Stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, (iii) in the case of Depositary Shares, the fractional Preferred Stock represented by each Depositary Share and the applicable terms of the Preferred Stock, (iv) in the case of Purchase Agreements, the particular combination of Securities constituting any Purchase Agreement, (v) in the case of Warrants, the exercise price and other specific terms of the Warrants, including a description of the underlying Security, (vi) in the case of Debt Securities, the particular terms of the Debt Securities, which will include, among other things, the specific title of the Debt Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Debt Securities may be offered, and (vii) in the case of any Guarantee, the particular terms of such Guarantee.

The applicable prospectus supplement also will contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a “REIT”) for federal income tax purposes. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “WPC.” On November 7, 2016, the last reported sale price of the Common Stock on the NYSE was $58.80 per share.

The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in a prospectus supplement or other offering materials. See “Plan of Distribution” beginning on page 59. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

Investing in our Securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any Securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2016

Unless otherwise stated or the context otherwise requires, references in this prospectus to “W. P. Carey,” “we,” “us” and “our” refer, collectively, to W. P. Carey Inc. and its consolidated subsidiaries, including WPC Eurobond B.V.; references to the “Company” refer only to W. P. Carey Inc., and not to any of its subsidiaries or affiliates; and references to the “WPC Finance” refer only to WPC Eurobond B.V., and not to its parent or subsidiaries or affiliates.

i

We have not authorized any person to give any information or to make any representations in connection with this offering, other than those contained or incorporated, or deemed to be incorporated, by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated, or deemed to be incorporated. by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 2.

This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated, or deemed to be incorporated, by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 2.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein contain statements that are based on our current expectations, our estimates and forecasts, our projections about our future performance, our expectations for our business, our beliefs and our management’s assumptions and other matters, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to: statements regarding capital markets; tenant credit quality; the general economic outlook; our expected range of adjusted funds from operations (“AFFO”); our corporate strategy; our capital structure; our portfolio lease terms; our international exposure and acquisition volume, including the effects of the United Kingdom’s referendum approving an exit from the European Union; our expectations about tenant bankruptcies and interest coverage; our future economic performance and results, including our underlying assumptions regarding occupancy rate, credit ratings and possible new acquisitions and dispositions by us and for our series of non-traded publicly registered investment programs (the “Managed Programs”); the Managed Programs, including their earnings; our ability to remain qualified for taxation as a REIT; the impact of recently issued accounting pronouncements or guidance; the amount and timing of any future dividends; our existing or future leverage and debt service obligations; our ability to sell shares under our “at-the-market” program and the use of any proceeds from that program; our future prospects for growth; our projected assets under management; our future capital expenditure levels; our future financing transactions; our estimates of growth; and our plans to fund our future liquidity needs. Forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, as well as any additional information and risks that we disclose in reports that we have filed (since the filing of such reports, in each instance), with the SEC pursuant to the Exchange Act, which are incorporated, or deemed to be incorporated, by reference in this prospectus and other similar statements contained in or incorporated, or deemed to be incorporated, by reference in this prospectus and any related free writing prospectus prepared by us or on our behalf, identify important factors with respect to forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference herein and therein will in fact transpire. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on forward-looking statements as a prediction of future results. We do not undertake any obligation to update or revise any forward-looking statements except as required by applicable law. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus. We have filed this prospectus with the SEC as part of a registration statement on Form S-3. This prospectus does not contain all of the information set forth in the registration statement.

We “incorporate by reference” certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated, or deemed to be incorporated, by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We incorporate by reference the documents listed below and any future filings made by W. P. Carey with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC:

W. P. Carey SEC Filings (File No. 001-13779)	Period and/or Date Filed
Annual Report of W. P. Carey on Form 10-K	Fiscal Year ended December 31, 2014, filed on March 2, 2015 (and as amended on March 17, 2015) and Fiscal Year ended December 31, 2015, filed on February 26, 2016
Current Reports on Form 8-K	Filed on the following dates: January 22, 2016, February 10, 2016, April 4, 2016, June 22, 2016, September 7, 2016, September 12, 2016, September 21, 2016, September 22, 2016, and October 11, 2016
Definitive Proxy Statement on Schedule 14A	Filed on April 28, 2016
Definitive Additional Materials on Schedule 14A	Filed on April 28, 2016
Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2016, filed on May 5, 2016; for the quarter ended June 30, 2016, filed on August 4, 2016 and for the quarter ended September 30, 2016, filed on November 3, 2016

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

W. P. Carey Inc.
Attention: Investor Relations
50 Rockefeller Plaza
New York, New York 10020
Tel: 212-492-1100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

THE REGISTRANTS

W. P. Carey Inc.

W. P. Carey is an internally-managed REIT and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis. As of September 30, 2016, we owned a diversified global investment portfolio that included full or partial ownership interests in 910 net-leased properties and a weighted average remaining lease term of 9.4 years.

Our owned real estate portfolio is diversified by property type, tenant, geographic location and tenant industry. It is comprised primarily of single-tenant industrial, warehouse, office and retail facilities that are essential to our corporate tenants’ operations. We have 222 corporate tenants that operate in a wide variety of business sectors, providing additional diversification to the portfolio. As of September 30, 2016, approximately two-thirds of our contractual minimum annualized base rent was from properties located in the United States and approximately one-third was from properties located outside the United States, primarily in Western and Northern Europe. Our European portfolio consisted of 357 net leased properties located in 12 countries, with the largest concentrations in Germany, France, the United Kingdom, Spain and Finland.

Most of our net leases specify a base rent with scheduled rent increases (either fixed or tied to inflation) and require the tenant to pay substantially all of the costs associated with operating and maintaining the property. We actively manage our real estate portfolio to try to mitigate risk with respect to changes in tenant credit quality and the likelihood of lease renewal.

In addition to the lease revenues from our owned real estate portfolio, we earn fee revenue by advising the Managed Programs through our investment management business. As of September 30, 2016, we managed approximately $12.2 billion of total assets on behalf of the Managed Programs.

Our shares of Common Stock are listed on the NYSE under the symbol “WPC.” Headquartered in New York, we also have offices in Amsterdam, Dallas and London. At September 30, 2016, we employed 283 individuals globally. Our principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020. Our telephone number is (212) 492-1100. Investors can find press releases, financial filings and other information about us on our website at http://www.wpcarey.com. However, the contents of our website are not incorporated by reference into this prospectus.

WPC Eurobond B.V.

WPC Finance is an indirect, 100%-owned subsidiary of the Company. Its telephone number is +31 (0)20 333 1450. WPC Finance is a finance subsidiary and currently has no assets, operations, revenues or cash flows, other than those relating to the issuance of the WPC Finance Debt Securities being registered that are guaranteed by the Company. WPC Finance is incorporated under Dutch law as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with its corporate seat in Amsterdam, the Netherlands and office address at Strawinskylaan 741, Tower C, 7th Floor, 1077 XX Amsterdam, the Netherlands, registered with the Trade Register under number 67078028.

RISK FACTORS

Investing in our Securities involves risks. In evaluating an investment in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The risks and uncertainties included or incorporated, or deemed to be incorporated, by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our business, financial condition, liquidity, results of operations, AFFO and prospects. The realization of any of these risks could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects as well as our ability to service our existing and future indebtedness. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled “Forward Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities offered by us for working capital and other general business purposes, which may include, among other things, the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, acquisitions, investments, share repurchases and capital expenditures. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade Securities.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, the term “earnings” is the amount resulting from adding (i) pre-tax income from continuing operations, (ii) fixed charges, (iii) distributed income of equity investments, and (iv) amortization of capitalized interest, reduced by (i) equity in earnings of equity method investments and (ii) pre-tax income from continuing operations attributable to noncontrolling interests that have not incurred fixed charges. “Fixed charges” consist of (i) interest expensed and capitalized, (ii) amortized premiums, discounts, and capitalized expenses related to indebtedness, and (iii) an estimate of the interest within rental expense.

	Nine months ended September 30,	Years ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.53	2.10	2.24	1.74	2.45	8.95

DESCRIPTION OF CAPITAL STOCK

The following contains a summary of certain material provisions of the W. P. Carey’s Articles of Amendment and Restatement (as amended, the “Charter”) and W. P. Carey’s Third Amended and Restated Bylaws (as amended, the “Bylaws”) relating to the shares of our Common Stock that are incorporated by reference into this Prospectus. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the Charter and Bylaws.

General

Our Charter provides that we have authority to issue 500,000,000 shares of Capital Stock, consisting of 450,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share. A majority of our entire board of directors, without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue.

Common Stock

Subject to the provisions of our Charter restricting the transfer and ownership of shares of our stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including one vote for each director to be elected in the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election (and the holders of the remaining shares will not be able to elect any directors).

In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our Charter requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter to approve such matters, except that any amendment to the sections of the Charter concerning the removal of directors, restrictions on transfer and ownership of shares, and the voting requirements for the amendment of such provisions must be declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (i) the charter of the successor is not amended other than in certain minor respects and (ii) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged.  Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

Holders of shares of our Common Stock are entitled to receive distributions paid ratably on the Common Stock if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision has been made for all of our known debts and liabilities. These rights are subject to the preferential rights in respect of distributions or upon liquidation, dissolution or winding up of any other class or series of our stock that we may subsequently classify or reclassify, and to the provisions of our Charter regarding restrictions on transfer and ownership of our stock.

Holders of shares of our Common Stock generally have no appraisal, preference, conversion, exchange, sinking fund, redemption or preemptive rights to subscribe for any of our Securities, except as may be provided under the terms of any class or series of stock that we may subsequently classify or reclassify. Subject to the restrictions on transfer and ownership of stock contained in our Charter and the rights of any other class or series of stock that we may subsequently classify or reclassify, each share of Common Stock has equal distribution, liquidation and other rights.

We may offer additional shares of our Common Stock for sale, in which case, we will describe the aggregate number of shares of Common Stock offered and the offering price or prices of the shares in a prospectus supplement.

Preferred Stock; Power to Reclassify Shares of Our Stock

Our Charter authorizes our board of directors to classify any unissued shares of Common Stock or Preferred Stock and to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into one or more classes or series of stock. Prior to the issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our Charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock, in all cases, subject to the restrictions on transfer and ownership set forth in our Charter. Therefore, our board of directors could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interests.

We may sell shares of Preferred Stock in one or more class or series. In a prospectus supplement, we will describe the specific designation; the aggregate number of shares offered; the dividend rate or manner of calculating the dividend rate; the dividend periods or manner of calculating the dividend periods; the ranking of the shares of the series with respect to dividends; liquidation and dissolution; the stated value of the shares of the series; the voting rights of the shares of the series; if any, whether and on what terms the shares of the series will be convertible or exchangeable; whether and on what terms we can redeem the shares of the series; whether we will list the shares of Preferred Stock on a securities exchange and any other specific terms of the class or series of Preferred Stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

Our board of directors has the power (i) to amend our Charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, (ii) to issue additional shares of Common Stock or Preferred Stock and (iii) to classify unissued shares of our Common Stock or Preferred Stock or reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into other classes or series of stock, and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as our Common Stock, are available for issuance without further action by our stockholders (unless stockholder action is required by applicable law, or the rules of any stock exchange on which our securities may be listed, or the terms of any classes or series of stock that we may subsequently classify or reclassify). Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of Common Stock or Preferred Stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for you or otherwise be in your best interests.

Restrictions on Ownership and Transfer

Our Charter provides that our board of directors may decide whether it is in the best interests of our company to qualify and maintain status as a REIT under the Internal Revenue Code, as amended (the “Code”). In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither the requirement to be held by 100 or more persons or the provision disallowing ownership by five or fewer individuals apply to the first taxable year of a REIT.

To help us qualify as a REIT, among other purposes, our Charter, contains restrictions on the number of shares of our stock that a person may own, subject to certain exceptions. Our Charter provides that generally no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our stock excluding any outstanding shares of our stock not treated as outstanding for federal income tax purposes, or (ii) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock, excluding any outstanding shares of Common Stock not treated as outstanding for federal income tax purposes.

Our Charter also prohibits any person from (i) beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code; (ii) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons; (iii) beneficially or constructively owning shares of our stock that would cause us to own, directly or indirectly; 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us); (iv) beneficially or constructively owning shares of our stock that would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code; or (v) beneficially or constructively owning shares of stock that will otherwise cause us to fail to qualify as a REIT. Any person who (i) acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or (ii) who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to (A) give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice to us, and (B) provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for us to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and the restrictions described in clauses (iii) and (iv) above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

Our board of directors may increase or decrease the Common Stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. Any decrease in the Common Stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of stock is in excess of the decreased ownership limits, until such time as such person’s percentage ownership of stock equals or falls below the decreased ownership limits. Absent an exemption from the ownership limits, any further acquisition of shares of our stock by such person will be in violation of the ownership limits, unless and until such person’s percentage ownership of stock falls below the ownership limit (in which case such person may acquire shares up to such ownership limits).

Pursuant to our Charter, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership limitations or restrictions on transfer (a “Prohibited Owner”), then that number of shares of stock, the beneficial or constructive ownership of which would otherwise cause such person to violate the ownership limitations or restrictions on transfer (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary and the Prohibited Owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that would otherwise cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The Prohibited Owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to distributions with respect to the shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. The Prohibited Owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•                  rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the trustee; and

•                  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary. The Prohibited Owner will receive the lesser of:

•                  the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•                  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. Any net sale proceeds in excess of the amount payable to the

Prohibited Owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then:

•                  such shares will be deemed to have been sold on behalf of the charitable trust; and

•                  to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that the Prohibited Owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•                  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•                  the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, the trustee will distribute the net proceeds of the sale to the Prohibited Owner and any distributions held by the trustee will be paid to the charitable beneficiary.

All certificates, if any, representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns, and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our stock, must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our Charter.

The ownership and transfer limitations in our Charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our stock or might otherwise be in the best interests of our stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•                  any person or entity who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•                  an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

A person is not an interested stockholder if our board of directors approves the transaction by which the person otherwise would have become an interested stockholder in advance. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition and in addition to any vote otherwise required by Maryland law and our Charter, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least:

•                  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•                  two-thirds of the votes entitled to be cast by holders of our voting stock, other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors, by resolution, has exempted any business combinations between us and any person who is an existing, or becomes in the future an, “interested stockholder.” Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the Maryland General Corporation Law (the “MGCL”). If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights, except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by employees who are also our directors are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question of the voting rights of the shares at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares for fair value, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Charter or Bylaws.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our Bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with (i) a class of equity securities registered under the Exchange Act and (ii) at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board;

•                  a two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of directors;

•                  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

In our Charter, we have elected under Section 3-804(c) of the MGCL that vacancies on our board of directors be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. In January 2015, our board of directors resolved to opt out of Section 3-803 of the MGCL, permitting our directors to elect a classified board pursuant to Title 3, Subtitle 8 of the MGCL. Consistent with the MGCL, we filed Articles Supplementary to our Charter relating to this resolution with the State Department of Assessments and Taxation of Maryland on January 27, 2015. Any amendment or repeal of this resolution must be approved in the same manner as an amendment to our Charter.

Through provisions in our Charter and Bylaws unrelated to Subtitle 8 of Title 3 of the MGCL, we (i) require the affirmative vote of the stockholders entitled to cast at least two-thirds of all votes entitled to be cast generally in the election of directors for the removal of any director from the board of directors, (ii) vest in the board of directors the exclusive power to fix the number of directorships and (iii) provide that unless called by the Chairman of our board of directors, our President, our Chief Executive Officer or our board of directors, a special meeting of stockholders may only be called by our Secretary upon the written request of (and satisfaction of certain procedural and information requirements by) the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Investor Services.

Authorized but Unissued Capital Stock

The listing requirements of the NYSE, which applies so long as our shares of Common Stock are listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Common Stock.

DESCRIPTION OF DEPOSITARY SHARES

We may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular class or series of our Preferred Stock, as specified in the applicable prospectus supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary (such depositary receipts will evidence the Depositary Shares). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of Preferred Stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

In a prospectus supplement, we will describe the particular combination of Securities constituting any Depositary Shares and any other specific terms.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

The following summarizes the general terms of stock purchase contracts and stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units that we offer will be described in the applicable prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. We may fix the consideration per share of our Common Stock or Preferred Stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as  part of stock purchase units consisting of a stock purchase contract and Company Debt Securities, preferred securities, Warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders’ obligations to purchase the Common Stock or Preferred Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

In a prospectus supplement, we will describe the particular combination of Securities constituting any Purchase Agreement and any other specific terms.

DESCRIPTION OF WARRANTS

We may issue separately, or together with shares of our Preferred Stock or Common Stock offered by any prospectus supplement, Warrants for the purchase of additional shares of Preferred Stock or Common Stock. The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the Warrants, all as set forth in the applicable prospectus supplement relating to the particular series of Warrants.

The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant agreement and Warrant certificate, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants in respect to which this prospectus is being delivered including, where applicable, the following:

•                  the title of the Warrants;

•                  the aggregate number of the Warrants;

•                  the price or prices at which the Warrants will be issued;

•                  the designation, terms and number of shares of our Common Stock or Preferred Stock that may be purchased upon exercise of the Warrants;

•                  the designation and terms of the Securities, if any, with which the Warrants are issued and the number of the Warrants issued with each such offered Security;

•                  the date, if any, on and after which the Warrants and related shares of our Common Stock or Preferred Stock with which the Warrants are issued will be separately transferable;

•                  the price (or manner of calculation of the price) at which each share of our Common Stock or Preferred Stock may be purchased upon exercise of the Warrant;

•                  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•                  the minimum or maximum amount of the Warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material federal income tax considerations; and

•                  any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our Charter. See “Description of Capital Stock — Restriction on Ownership and Transfer.”

We may sell Warrants to purchase our Common Stock or Preferred Stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the Warrants, including whether our or your obligations, if any, under any Warrants may be satisfied by delivering or purchasing the underlying Securities or their cash value.

DESCRIPTION OF COMPANY DEBT SECURITIES

The Company Debt Securities will be issued in one or more series under an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee. References herein to the “Company Indenture” refer to such indenture and references to the “Trustee” in this “Description of Company Debt Securities” refer to such trustee or any other trustee for any particular series of Company Debt Securities issued under the Company Indenture. The terms of the Company Debt Securities of any series will be those specified in or pursuant to the Company Indenture and in the applicable Company Debt Securities of that series and those made part of the Company Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of Company Debt Securities describes general terms and provisions of the series of Company Debt Securities to which any prospectus supplement may relate. When the Company Debt Securities of a particular series are offered for sale, the specific terms of such Company Debt Securities will be described in the applicable prospectus supplement. If any terms of such Company Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the Company Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of selected provisions of the Company Indenture and the Company Debt Securities is not complete, and the description of selected terms of the Company Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Company Indenture and the form of the applicable Company Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Company Indenture or the form of the applicable Company Debt Securities, see “Where You Can Find More Information; Incorporation by Reference” in this prospectus. The following description of Company Debt Securities and the description of the Company Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Company Indenture and the applicable Company Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the Company Indenture by the Trust

Indenture Act. Capitalized terms used but not defined in the following description shall have the meanings assigned to those terms in the Company Indenture or, if applicable, the Company Debt Securities.

The Company Debt Securities will be obligations solely of the Company and will not be obligations of, or directly or indirectly guaranteed by, any of its subsidiaries or any other entity. Accordingly, the Company Debt Securities are structurally subordinated to the liabilities of, and any preferred equity in, its subsidiaries and, as a result, the Company’s right to participate as a common equity holder of a subsidiary in any distribution of assets of such subsidiary upon such subsidiary’s liquidation or otherwise, and thus the ability of the holders of the Company Debt Securities to benefit from such distribution, is junior to creditors and any preferred equity holders of such subsidiary, except to the extent that any claims the Company may have as a creditor or preferred equity holder of such subsidiary are recognized. The Company may also guarantee obligations of its direct or indirect subsidiaries. Any liability the Company may have for its subsidiaries’ obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the Company Debt Securities. In addition, the Company Debt Securities will rank junior to the Company’s secured debt to the extent of the value of the collateral security securing the same.

General

The Company Debt Securities will constitute the unsecured and unsubordinated obligations of the Company and will rank on parity in right of payment among themselves and with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of the Company Debt Securities under the Company Indenture. The Company Indenture provides that the Company Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the Company Debt Securities of the particular series being offered thereby for selected terms of such Company Debt Securities, including, without limitation, where applicable:

•                  the title of such series of the Company Debt Securities;

•                  the aggregate principal amount of the Company Debt Securities of such series and any limit thereon;

•                  the date or dates on which the Company will pay the principal of, and premium, if any, on, the Company Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

•                  the rate or rates, which may be fixed or variable, at which the Company Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•                  the basis used to calculate interest, if any, on the Company Debt Securities of such series if other than a 360-day year of twelve 30-day months;

•                  the date or dates, if any, from which interest on the Company Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

•                  the date or dates, if any, on which interest on the Company Debt Securities of such series will be payable and the record dates for any such payment of interest;

•                  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem the Company Debt Securities of such series;

•                  the terms and conditions, if any, upon which the Company will be required to repurchase the Company Debt Securities of such series at the option of holders of the Company Debt Securities of such series;

•                  the terms of any sinking fund or analogous provision applicable to the Company Debt Securities of such series;

•                  the portion of the principal amount of the Company Debt Securities of such series payable upon acceleration of the maturity thereof, if other than the full principal amount;

•                  the authorized denominations in which the Company Debt Securities of such series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•                  the place or places where (i) amounts due on the Company Debt Securities of such series will be payable, (ii) the Company Debt Securities of such series may be surrendered for registration of transfer and exchange and (iii) notices or demands to or upon the Company or the Trustee in respect of the Company Debt Securities of such series or the Company Indenture may be served, if different than the corporate trust office of the Trustee;

•                  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the Company Debt Securities of such series must be made;

•                  whether the amount of payments due on the Company Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those Company Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

•                  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the Company Debt Securities of such series;

•                  the identity of the depositary for the global Company Debt Securities if other than The Depository Trust Company and the terms of the depositary arrangement if other than as specified below;

•                  the circumstances under which the Company will pay additional amounts on the Company Debt Securities of such series in respect of any tax, assessment, or other governmental charge (“Additional Amounts”) and whether the Company will have the option to redeem such Company Debt Securities rather than pay the Additional Amounts; and

•                  any other terms of the Company Debt Securities of such series.

As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the Company Debt Securities of a series include Additional Amounts, if any, payable on the Company Debt Securities of such series in that context.

The Company may issue the Company Debt Securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the Company Debt Securities of any series may be inconsistent with the terms of the Company Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the Company Debt Securities of any series, reopen an existing series of the Company Debt Securities and issue additional Company Debt Securities of that series.

Other than to the extent provided in “ - Merger, Consolidation and Transfer of Assets” below or to the extent provided with respect to the Company Debt Securities of a particular series and described in the applicable prospectus supplement, the Company Indenture will not contain any provisions that would limit the Company’s ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets or that would afford holders of the Company Debt Securities protection in the event of:

•                  a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

•                  a change of control involving the Company or its subsidiaries or affiliates; or

•                  a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries or its affiliates.

Accordingly, the Company’s ability to service its indebtedness (including the Company Debt Securities) could be materially and adversely affected in the future.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of the Company Debt Securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the Company Debt Securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date for a Company Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid, or duly provided for, on any interest payment date with respect to the Company Debt Securities of any series will forthwith cease to be payable to the holders of those Company Debt Securities on the applicable regular record date and may be paid to the persons in whose names those Company Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or the Company, notice whereof shall be given to the holders of those Company Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely set forth in the Company Indenture.

Subject to certain limitations imposed on the Company Debt Securities issued in book-entry form, the Company Debt Securities of any series will be exchangeable for other Company Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations, upon surrender of those Company Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon the Company Debt Securities issued in book-entry form, the Company Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of the Company Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

•                  issue, register the transfer of, or exchange the Company Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of the Company Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•                  register the transfer of or exchange any Company Debt Security, or portion of any Company Debt Security, called for redemption, except the unredeemed portion of any Company Debt Security being redeemed in part; or

•                  issue, register the transfer of or exchange a Company Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the Company Debt Security not to be repurchased.

Outstanding Company Debt Securities

In determining whether the holders of the requisite principal amount of outstanding Company Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Company Indenture:

•                  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the maturity of such original issue discount security as of the date of the determination;

•                  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

•                  the principal amount of a Company Debt Security denominated in a currency other than U.S. Dollars shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of such Company Debt Security; and

•                  a Debt Security owned by the Company or any other obligor of such Company Debt Security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The Company Debt Securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the Company Debt Securities of any series may be subject to repurchase by the Company at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the Company Debt Securities of the particular series.

Merger, Consolidation and Transfer of Assets

The Company Indenture provides that the Company may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person, in each case, unless:

•                  in such transaction or transactions, either (i) the Company shall be the continuing person (in the case of a merger) or (ii) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, and (B) shall, by a supplemental indenture, expressly assume the due and punctual performance of all of the Company’s payment and other obligations under the Company Indenture and all of the Company Debt Securities outstanding thereunder;

•                  immediately after giving effect to such transaction or transactions, no Event of Default under the Company Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Company Indenture, shall have occurred and be continuing; and

•                  the Trustee shall have received an officer’s certificate and opinion of counsel from the Company to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any consolidation or amalgamation by the Company with, or the Company’s merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the Company Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under the Company Indenture with the same effect as if such successor person had been named as the Company in the Company Indenture; and thereafter, the predecessor person shall be released from all of its obligations and covenants under the Company Indenture and the outstanding Company Debt Securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the Company Debt Securities of any series is defined in the Company Indenture as being:

i.                  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Company Debt Security of that series;

ii.                default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any Company Debt Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

iii.            default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any Company Debt Security of that series;

iv.           default in the performance or observance, or breach, of any covenant or other agreement of the Company in the Company Indenture or any Company Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Company Indenture solely for the benefit of a series of the Company Debt Securities other than that series, which shall not have been remedied for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Company Debt Securities of that series then outstanding;

v.              default by the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by the Company in excess of $50,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $50,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

vi.           specified events of bankruptcy, insolvency, or reorganization with respect to the Company or its significant subsidiaries (as defined in Regulation S-X under the Securities Act); or

vii.        any other Event of Default established for the Company Debt Securities of that series.

No Event of Default with respect to any particular series of the Company Debt Securities necessarily constitutes an Event of Default with respect to any other series of the Company Debt Securities. The Trustee is required to give notice to holders of the Company Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge of a default relating to such Company Debt Securities.

If an Event of Default specified in clause (vi) above occurs, then the principal amount of all the outstanding Company Debt Securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Company Debt Securities of that series then outstanding may declare the principal amount of, or if the Company Debt Securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the Company Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the Company Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Company Indenture provides that no holders of the Company Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Company Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding Company Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of that series. Notwithstanding any other provision of the Company Indenture, each holder of a Company Debt Security will have the right, which is absolute and unconditional, to receive payment of principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that Company Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Company Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Company Indenture at the request or direction of any of the holders of the Company Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Company Indenture or with any series of the Company Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of the Company Debt Securities of that series (or the Company Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer’s certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Company Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The Company Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of each series issued under the Company Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Company Indenture or of the Company Debt Securities of the applicable series or the rights of the holders of the Company Debt Securities of the applicable series under the Company Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding Company Debt Security affected thereby:

•                  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Company Debt Security; or

•                  reduce the principal of, or premium, if any, on, any Company Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any Company Debt Security or change the Company’s obligation to pay Additional Amounts; or

•                  reduce the amount of principal of any original issue discount security that would be due and payable upon acceleration of the maturity thereof; or

•                  change the date(s) on which, or period(s) in which, any Company Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any Company Debt Security in a manner that is adverse to the interests of the holder of such Company Debt Security; or

•                  change any place where, or the currency in which, any Company Debt Security is payable; or

•                  impair the holder’s right to institute suit to enforce the payment of any Company Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase; or

•                  reduce the percentage of the outstanding Company Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Company Indenture or specified defaults under the Company Indenture and their consequences; or

•                  modify the provisions relating to the requirements for the modification or amendment of the Company Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the Company Indenture or specified defaults under the Company Indenture, except to increase the percentage of holders of the Company Debt Securities of any series outstanding under the Company Indenture required to effect that action or to provide that certain other provisions of the Company Indenture may not be modified or waived without the consent of the holder of each outstanding Company Debt Security affected thereby; or

•                  reduce the requirements for a quorum or voting at a meeting of holders of the applicable Company Debt Securities.

The Company Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Company Debt Securities, to modify or amend the Company Indenture, among other things:

•                  to add to the Events of Default for all or any series of the Company Debt Securities;

•                  to add to the covenants for the benefit of the holders of all or any series of the Company Debt Securities;

•                  to provide for security of the Company Debt Securities of all or any series or to add guarantees in favor of the Company Debt Securities of all or any series;

•                  to establish the form or terms of the Company Debt Securities of any series, and the form of the guarantees, if any, of the Company Debt Securities of any series;

•                  to cure any mistake or ambiguity or correct or supplement any provision in the Company Indenture which may be defective or inconsistent with other provisions in the Company Indenture, or to make any other provisions with respect to matters or questions arising under the Company Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Company Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any Company Debt Securities;

•                  to amend or supplement any provision contained in the Company Indenture, provided that the amendment or supplement does not apply to any outstanding Company Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

•                  to conform the terms of the Company Indenture or the Company Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those Company Debt Securities; or

•                  to modify, alter, amend or supplement the Company Debt Securities in any other respect that shall not adversely affect the interests of any of the holders of any the Company Debt Securities.

The holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of any series may, on behalf of all holders of the Company Debt Securities of that series, waive any continuing default under the Company Indenture with respect to the Company Debt Securities of that series and its consequences, except a default (i) in the payment of principal of, or premium, if any, or interest, if any, on, the Company Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Company Debt Security of the affected series.

The Company Indenture contains provisions for convening meetings of the holders of the Company Debt Securities. A meeting may be called at any time by the Trustee, the Company or the holders of at least 10% in aggregate principal amount of the outstanding Company Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the Company Indenture. Except for any consent or waiver that must be given by the holder of each outstanding Company Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Company Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding Company Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding Company Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of the Company Debt Securities of any series duly held in accordance with the Company Indenture will be binding on all holders of the Company Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding Company Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding Company Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding Company Debt Securities of that series will constitute a quorum.

Book-Entry Procedures

Global Notes

Company Debt Securities of a series may be represented by one or more Company Debt Securities of such series in global form.  References to “global note” in this “Description of Company Debt Securities” refer to such global note(s). Unless otherwise provided in the applicable prospectus supplement, global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. Each global note will be credited to the account of a direct or indirect participant in DTC as described below.

Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for Company Debt Securities in certificated form except as described below under “Exchanges of Global Note for Certificated Company Debt Securities.”

Exchanges of Global Note for Certificated Company Debt Securities

A beneficial ownership interest in a global note may not be exchanged for the Company Debt Securities of the same series in certificated form unless:

•                  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 60 days;

•                  the Company, at its option, notifies the Trustee in writing that it has elected to issue the Company Debt Securities in certificated form; or

•                  an Event of Default with respect to the Company Debt Securities represented by the global note has occurred and is continuing.

Book-Entry Procedures

DTC has indicated that it intends to use the following procedures for the global notes. DTC may change these procedures from time to time. Neither the Company nor WPC Finance is responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“Indirect Participants”). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Company Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The beneficial ownership interest of each actual purchaser (“Beneficial Owner”) is in turn to be recorded on the direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of beneficial ownership interests in a global note are to be accomplished by entries made on the books of Direct Participant and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their Beneficial Ownership interests in a global note, except in the event that use of the book-entry system for their Company Debt Securities are discontinued.

To facilitate subsequent transfers, all global notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in

Beneficial Ownership. DTC has no knowledge of the actual beneficial owners of global notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts a global note is credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE COMPANY DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE COMPANY DEBT SECURITIES.

The laws of some U.S. states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Direct Participants, which in turn act on behalf of Indirect Participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal of, and premium, if any, and interest, if any, on, global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of, and premium, if any, and interest, if any, on the global notes to DTC will be the responsibility of the Company, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of the Direct Participants and the Indirect Participants.

The Company will send any redemption or repurchase notices to DTC. If less than all of the Company Debt Securities of a particular series are being redeemed or repurchased, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed or repurchased.

DTC may discontinue providing its services as depositary with respect to global notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor depositary is not obtained, Company Debt Securities in certificated form are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, the Company Debt Securities in certificated form will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but it takes no responsibility for the accuracy or completeness thereof.

Neither the Company, the Trustee nor their respective agents are responsible for the performance by DTC or its Direct Participants or Indirect Participants of their obligations under the rules and procedures governing their operations.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon the Company’s direction, the Company Indenture shall cease to be of further effect with respect to the Company Debt Securities of any series specified by the Company, subject to the survival of specified provisions of the Company Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company’s obligation to repurchase such Company Debt Securities at the option of the holders thereof, if applicable, and the Company’s obligation to pay Additional Amounts in respect of such Company Debt Securities to the extent described below, when:

•                  either

i.                  all outstanding Company Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

ii.               all Company Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the Company Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the Company Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the Company Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the Company Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the Company Debt Securities of that series, as the case may be;

•                  the Company has paid all other sums payable under the Company Indenture with respect to the Company Debt Securities of that series (including amounts payable to the Trustee); and

•                  the Trustee has received an officer’s certificate and an opinion of counsel from the Company to the effect that all conditions precedent to the satisfaction and discharge of the Company Indenture in respect of the Company Debt Securities of such series have been satisfied.

If the Company Debt Securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those Company Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the Company Debt Securities of the particular series either:

•                  to defease and discharge itself from any and all obligations with respect to those Company Debt Securities (“Company Legal Defeasance”), except for, among other things:

i.                  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those Company Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

ii.               the obligations to register the transfer or exchange of those Company Debt Securities,

iii.            the obligation to replace temporary or mutilated, destroyed, lost, or stolen Company Debt Securities,

iv.           the obligation to maintain an office or agent of the Company in The City of New York in respect of those Company Debt Securities,

v.              the obligation to hold moneys for payment in respect of those Company Debt Securities in trust, and

vi.           the obligation, if applicable, to repurchase those Company Debt Securities at the option of the holders thereof; or

•                  to be released from its obligations with respect to those Company Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those Company Debt Securities (“Company Covenant Defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those Company Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Company Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those Company Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to those Company Debt Securities, and any mandatory sinking fund or analogous payments on those Company Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The Company Legal Defeasance or Company Covenant Defeasance described above shall only be effective if, among other things:

•                  it shall not result in a breach or violation of, or constitute a default under, the Company Indenture or any other agreement or instrument to which the Company or any significant subsidiary is a party or is bound;

•                  in the case of Company Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel confirming that:

i.                  the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

ii.               since the date of the Company Indenture, there has been a change in applicable federal income tax law;

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Company Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Company Legal Defeasance had not occurred;

•                  in the case of Company Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the Company Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Company Covenant Defeasance had not occurred;

•                  if the cash and government obligations deposited are sufficient to pay the outstanding Company Debt Securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those Company Debt Securities on that date;

•                  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to the Company Debt Securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of Company Legal Defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•                  the Company shall have delivered to the Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the Company Legal Defeasance or Company Covenant Defeasance, as the case may be, have been satisfied.

In the event the Company effects Company Covenant Defeasance with respect to the Company Debt Securities of any series and those Company Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which Company Covenant Defeasance has been effected, which covenants would no longer be applicable to the Company Debt Securities of that series after Company Covenant Defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect Company Covenant Defeasance may not be sufficient to pay amounts due on the Company Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting Company Legal Defeasance or Company Covenant Defeasance with respect to the Company Debt Securities of a particular series.

Concerning the Trustee

There may be more than one Trustee under the Company Indenture, each with respect to one or more series of the Company Debt Securities. If there are different Trustees for different series of the Company Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the Company Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the trustee under the Company Indenture. Any Trustee under the Company Indenture may resign or be removed with respect to one or more series of the Company Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Company Debt Securities) of, the Company Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

U.S. Bank National Association is the trustee under the Company Indenture. The Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Company Indenture at the request of any holder of the Company Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Company Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the Company Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Company Indenture and the Company Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of Company Debt Securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

DESCRIPTION OF WPC FINANCE DEBT SECURITIES AND THE GUARANTEE

The WPC Finance Debt Securities will be issued in one or more series under an indenture, to be entered into between WPC Finance, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. References herein to the “WPC Finance Indenture” refer to such indenture and references to the “Trustee” in this “Description of WPC Finance Debt Securities and the Guarantee” refer to such trustee or any other trustee for any particular series of WPC Finance Debt Securities issued under the WPC Finance Indenture. The terms of the WPC Finance Debt Securities of any series will be those specified in or pursuant to the WPC Finance Indenture and in the applicable WPC Finance Debt Securities of that series and those made part of the WPC Finance Indenture by the Trust Indenture Act.

The following description of WPC Finance Debt Securities describes general terms and provisions of the series of WPC Finance Debt Securities to which any prospectus supplement may relate. When the WPC Finance Debt Securities of a particular series are offered for sale, the specific terms of such WPC Finance Debt Securities will be described in the applicable prospectus supplement. If any terms of such WPC Finance Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the WPC Finance Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of selected provisions of the WPC Finance Indenture and the WPC Finance Debt Securities is not complete, and the description of selected terms of the WPC Finance Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the WPC Finance Indenture and the form of the applicable WPC Finance Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents that have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the WPC Finance Indenture or the form of the applicable WPC Finance Debt Securities, see “Where You Can Find More Information; Incorporation by Reference” in this prospectus. The following description of WPC Finance Debt Securities and the description of the WPC Finance Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the WPC Finance Indenture and the applicable WPC Finance Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the WPC Finance Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description will have the meanings assigned to those terms in the WPC Finance Indenture or, if applicable, the WPC Finance Debt Securities.

WPC Finance may also guarantee obligations of its direct or indirect subsidiaries. Any liability WPC Finance may have for its subsidiaries’ obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the WPC Finance Debt Securities. In addition, any unsecured WPC Finance Debt Securities will be effectively junior to WPC Finance’s secured debt to the extent of the value of the collateral security securing the same.

General

The WPC Finance Debt Securities will constitute the unsecured and unsubordinated obligations of WPC Finance and will rank on parity in right of payment among themselves and with all of WPC Finance’s other existing and future unsecured and unsubordinated indebtedness. WPC Finance may issue an unlimited principal amount of WPC Finance Debt Securities under the WPC Finance Indenture. The WPC Finance Indenture provides that WPC Finance Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by WPC Finance. Please read the applicable prospectus supplement relating to the WPC Finance Debt Securities of the particular series being offered thereby for selected terms of such WPC Finance Debt Securities, including, without limitation, where applicable:

•                  the title of such series of the WPC Finance Debt Securities;

•                  the aggregate principal amount of the WPC Finance Debt Securities of such series and any limit thereon;

•                  the date or dates on which WPC Finance will pay the principal of, and premium, if any, on, the WPC Finance Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

•                  the rate or rates, which may be fixed or variable, at which the WPC Finance Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•                  the basis used to calculate interest, if any, on the WPC Finance Debt Securities of such series if other than a 360-day year of twelve 30-day months;

•                  the date or dates, if any, from which interest on the WPC Finance Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

•                  the date or dates, if any, on which interest on the WPC Finance Debt Securities of such series will be payable and the record dates for any such payment of interest;

•                  the terms and conditions, if any, upon which WPC Finance is required to, or may, at its option, redeem WPC Finance Debt Securities of such series;

•                  the terms and conditions, if any, upon which WPC Finance will be required to repurchase WPC Finance Debt Securities of such series at the option of holders of WPC Finance Debt Securities of such series;

•                  the terms of any sinking fund or analogous provision applicable to the WPC Finance Debt Securities of such series;

•                  the portion of the principal amount of the WPC Finance Debt Securities of such series payable upon acceleration of the maturity thereof if other than the full principal amount;

•                  the authorized denominations in which the WPC Finance Debt Securities of such series will be issued;

•                  the place or places where (i) amounts due on the WPC Finance Debt Securities of such series will be payable (ii) the WPC Finance Debt Securities of such series may be surrendered for registration of transfer and exchange and (iii) notices or demands to or upon WPC Finance or the Trustee in respect of the WPC Finance Debt Securities of such series or the WPC Finance Indenture may be served;

•                  the currency or currencies in which purchases of, and payments on, the WPC Finance Debt Securities of such series must be made;

•                  whether the amount of payments due on the WPC Finance Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those WPC Finance Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

•                  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the WPC Finance Debt Securities of such series;

•                  the identity of the depositary for the global WPC Finance Debt Securities and the terms of the depositary arrangement if other than as specified below;

•                  the circumstances under which WPC Finance will pay additional amounts on the WPC Finance Debt Securities of such series in respect of any Additional Amounts and whether WPC Finance will have the option to redeem such WPC Finance Debt Securities rather than pay the Additional Amounts; and

•                  any other terms of the WPC Finance Debt Securities of such series.

As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the WPC Finance Debt Securities of a series include Additional Amounts, if any, payable on the WPC Finance Debt Securities of such series in that context.

WPC Finance may issue WPC Finance Debt Securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the WPC Finance Debt Securities of any series may be inconsistent with the terms of the WPC Finance Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, WPC Finance may, without the consent of, or notice to, the holders of the WPC Finance Debt Securities of any series, reopen an existing series of WPC Finance Debt Securities and issue additional WPC Finance Debt Securities of that series.

Other than to the extent provided in “-Merger, Consolidation and Transfer of Assets” below or to the extent provided with respect to the WPC Finance Debt Securities of a particular series and described in the applicable prospectus supplement, the WPC Finance Indenture will not contain any provisions that would limit WPC Finance’s ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets, or that would afford holders of the WPC Finance Debt Securities protection in the event of:

•                  a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries (including WPC Finance) or affiliates or its management;

•                  a change of control involving the Company or its subsidiaries (including WPC Finance) or affiliates; or

•                  a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries (WPC Finance) or its affiliates.

Accordingly, WPC Finance’s ability to service its indebtedness (including the WPC Finance Debt Securities) could be materially and adversely affected in the future.

Guarantee of the WPC Finance Debt Securities

The Company will fully, unconditionally and irrevocably guarantee to each holder and the Trustee the full and punctual payment of principal of, premium, if any, and interest on the WPC Finance Debt Securities and any of the other obligations of WPC Finance under the WPC Finance Indenture with respect to the WPC Finance Debt Securities, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, of acceleration or otherwise, including any Additional Amounts required to be paid in connection with certain taxes. Any obligation of the Company to make a payment may be satisfied by causing WPC Finance to make such payment.

The Company’s Guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equally in right of payment with all of the Company’s other senior unsecured and unsubordinated indebtedness and guarantees from time to time outstanding.

The WPC Finance Indenture provides that in the event of a default in payment of principal of, premium, if any, and interest on senior WPC Finance Debt Securities of a particular series, the holder of such series of WPC Finance Debt Securities may institute legal proceedings directly against the Company to enforce the applicable Guarantee without first proceeding against WPC Finance.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of WPC Finance Debt Securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the WPC Finance Debt Securities may be surrendered for registration of transfer or exchange at an office of WPC Finance or an agent of WPC Finance in the City of New York. Unless otherwise specified in the applicable prospectus supplement, the WPC Finance Debt Securities will be payable at the office of the paying agent named in the applicable prospectus supplement. However, WPC Finance, at its option, may make payments of interest on any interest payment date for a WPC Finance Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the WPC Finance Debt Securities of any series will forthwith cease to be payable to the holders of those WPC Finance Debt Securities on the applicable regular record date. Such interest may be paid to the persons in whose names those WPC Finance Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or WPC Finance, notice whereof will be given to the holders of those WPC Finance Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely set forth in the WPC Finance Indenture.

Subject to certain limitations imposed on WPC Finance Debt Securities issued in book-entry form, the WPC Finance Debt Securities of any series will be exchangeable for other WPC Finance Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations, upon surrender of those WPC Finance Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon WPC Finance Debt Securities issued in book-entry form, the WPC Finance Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange, redemption or repurchase of WPC Finance Debt Securities, but WPC Finance may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, WPC Finance will not be required to:

•                  issue, register the transfer of, or exchange WPC Finance Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of WPC Finance Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•                  register the transfer of or exchange any WPC Finance Debt Security, or portion of any WPC Finance Debt Security, called for redemption, except the unredeemed portion of any WPC Finance Debt Security being redeemed in part; or

•                  issue, register the transfer of or exchange a WPC Finance Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the WPC Finance Debt Security not to be repurchased.

Outstanding WPC Finance Debt Securities

In determining whether the holders of the requisite principal amount of outstanding WPC Finance Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the WPC Finance Indenture:

•                  the principal amount of an original issue discount security that will be deemed to be outstanding for these purposes will be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the maturity of such original issue discount security as of the date of the determination;

•                  the principal amount of any Indexed Security that will be deemed to be outstanding for these purposes will be the principal amount of the Indexed Security determined on the date of its original issuance;

•                  the principal amount of a WPC Finance Debt Security denominated in a currency other than U.S. Dollars will be the U. S. Dollar equivalent, determined on the date of its original issuance, of the principal amount of such WPC Finance Debt Security; and

•                  a WPC Finance Debt Security owned by WPC Finance or any other obligor of such WPC Finance Debt Security or any affiliate of WPC Finance or such other obligor will be deemed not to be outstanding.

Payment of Additional Amounts

All payments in respect of the WPC Finance Debt Securities will be made by WPC Finance or the Company, as applicable without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the Netherlands or the United States or any taxing authority thereof or therein, as applicable, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, WPC Finance or the Company, as applicable, will pay to a holder who is not United States person such Additional Amounts on such WPC Finance Debt Securities as are necessary in order that the net payment by WPC Finance or the Company, as applicable, of principal of, and premium, if any, and interest on, such WPC Finance Debt Securities to such holder, after such withholding or deduction, will not be less than the amount provided in such WPC Finance Debt Securities to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

i.                  to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

A.            being or having been engaged in a trade or business in the United States, or having had a permanent establishment in the United States, or having had a qualified business unit which has the United States dollar as its functional currency;

B.            having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such WPC Finance Debt Securities, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

C.            being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

D.            being or having been a “10-percent shareholder” of the guarantor under the notes within the meaning of Section 871(h)(3) of the Code or any successor provision; or

E.             being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business.

ii.               to any holder that is not the sole beneficial owner of a WPC Finance Debt Security, or a portion of such WPC Finance Debt Security, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

iii.            to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of a WPC Finance Debt Security, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

iv.           to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

v.              to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

vi.           to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

vii.        to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any WPC Finance Debt Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

viii.     to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

ix.           in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii).

The WPC Finance Debt Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the WPC Finance Debt Securities. Except as specifically provided under this heading “—Payment of Additional Amounts,” neither WPC Finance nor the Company, as applicable, will be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes; a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes; or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption and Repurchase

The WPC Finance Debt Securities of any series may be redeemable at WPC Finance’s option or may be subject to mandatory redemption by WPC Finance as required by a sinking fund or otherwise. In addition, the WPC Finance Debt Securities of any series may be subject to repurchase by WPC Finance at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the WPC Finance Debt Securities of the particular series.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Netherlands or the United States or any taxing authority thereof or therein, as applicable, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the WPC Finance Debt Securities of a series, WPC Finance or the Company becomes or, based upon a written opinion of independent counsel selected by them, will become obligated to pay Additional Amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the WPC Finance Debt Securities of such series, then WPC Finance may at any time at its option, having given not less than 30 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, such WPC Finance Debt Securities at a redemption price equal to 100% of their principal amount of such WPC Finance Debt Securities, together with accrued and unpaid interest on such WPC Finance Debt Security to, but not including, the date fixed for redemption.

Merger, Consolidation and Transfer of Assets

The WPC Finance Indenture provides that neither WPC Finance nor the Company may, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of WPC Finance or the Company, as applicable, and its subsidiaries, taken as a whole, to any other person, in each case, unless:

•                  in such transaction or transactions, either (i) WPC Finance or the Company, as applicable, will be the continuing person (in the case of a merger) or (ii) the successor person (if other than WPC Finance or the Company, as applicable) formed by or resulting from the consolidation, amalgamation or merger or to which such assets will have been sold, leased, assigned, transferred or otherwise conveyed (A) is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands or a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, as applicable, and (B) will, by a supplemental indenture to the WPC Finance Indenture, expressly assume the due and punctual performance of all of WPC Finance’s or the Company’s, as applicable, payment and other obligations under the WPC Finance Indenture and all of the WPC Finance Debt Securities and Guarantee outstanding thereunder;

•                  immediately after giving effect to such transaction or transactions, no Event of Default under the WPC Finance Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the WPC Finance Indenture, will have occurred and be continuing; and

•                  the Trustee will have received an officer’s certificate and opinion of counsel from WPC Finance or the Company, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any consolidation or amalgamation by WPC Finance or the Company, as applicable, with, or WPC Finance’s or the Company’s, as applicable, merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of WPC Finance or the Company, as applicable, and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the WPC Finance Indenture described above, the successor person formed by the consolidation or amalgamation or into which WPC Finance or the Company, as applicable, is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, will succeed to, and be substituted for, WPC Finance or the Company, as applicable, and may exercise every right and power of WPC Finance or the Company, as applicable, under the WPC Finance Indenture with the same effect as if such successor person had been named as WPC Finance or the Company, as applicable, in the WPC Finance Indenture; and thereafter, the predecessor person will be released from all of its obligations and covenants under the WPC Finance Indenture and the outstanding WPC Finance Debt Securities and the Guarantee, as applicable.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the WPC Finance Debt Securities of any series is defined in the WPC Finance Indenture as being:

i.                  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any WPC Finance Debt Security of that series;

ii.               default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any WPC Finance Debt Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

iii.            default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any WPC Finance Debt Security of that series;

iv.           default in the performance or observance, or breach, of any covenant or other agreement of WPC Finance or the Company, as applicable, in the WPC Finance Indenture or any WPC Finance Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the WPC Finance Indenture solely for the benefit of a series of WPC Finance Debt Securities other than that series, which will not have been remedied for a period of 60 days after written notice to WPC Finance and the Company by the Trustee or to WPC Finance, the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding;

v.              default by WPC Finance or the Company, as applicable, to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by WPC Finance or the Company, as applicable, in excess of $50,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $50,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

vi.           specified events of bankruptcy, insolvency, or reorganization with respect to WPC Finance or the Company, as applicable, or their respective significant subsidiaries (as defined in Regulation S-X under the Securities Act);

vii.        the Guarantee ceasing to be in full force and effect or the taking of any action by WPC Finance or the Company to question the validity of the Guarantee; or

viii.     any other Event of Default established for the WPC Finance Debt Securities of that series.

No Event of Default with respect to any particular series of WPC Finance Debt Securities necessarily constitutes an Event of Default with respect to any other series of WPC Finance Debt Securities. The Trustee is required to give notice to holders of the WPC Finance Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge of a default relating to such WPC Finance Debt Securities.

If an Event of Default specified in clause (vi) above occurs, then the principal amount of all the outstanding WPC Finance Debt Securities and unpaid interest, if any, accrued thereon will automatically become immediately due and payable. If any other Event of Default with respect to the outstanding WPC Finance Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding may declare the principal amount of, or if WPC Finance Debt Securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the WPC Finance Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the WPC Finance Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The WPC Finance Indenture provides that no holders of WPC Finance Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the WPC Finance Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series. Notwithstanding any other provision of the WPC Finance Indenture, each holder of a WPC Finance Debt Security will have the right, which is absolute and unconditional, to receive payment of principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that WPC Finance Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the WPC Finance Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the WPC Finance Indenture at the request or direction of any of the holders of WPC Finance Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the WPC Finance Indenture or with any series of WPC Finance Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of WPC Finance Debt Securities of that series (or the WPC Finance Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, WPC Finance and the Company must deliver to the Trustee an officer’s certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the WPC Finance Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The WPC Finance Indenture permits WPC Finance, the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of each series issued under the WPC Finance Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the WPC Finance Indenture or of the WPC Finance Debt Securities of the applicable series or the rights of the holders of the WPC Finance Debt Securities of the applicable series under the WPC Finance Indenture. However, no modification or amendment will, without the consent of the holder of each outstanding WPC Finance Debt Security affected thereby:

•                  change the stated maturity of the principal of, or premium, if any, or any instalment of interest, if any, on, or any Additional Amounts, if any, with respect to, any WPC Finance Debt Security; or

•                  reduce the principal of, or premium, if any, on, any WPC Finance Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any WPC Finance Debt Security or change WPC Finance’s obligation to pay Additional Amounts; or

•                  reduce the amount of principal of any original issue discount security that would be due and payable upon acceleration of the maturity thereof; or

•                  change the date(s) on which, or period(s) in which, any WPC Finance Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any WPC Finance Debt Security in a manner that is adverse to the interests of the holder of such WPC Finance Debt Security; or

•                  change any place where, or the currency in which, any WPC Finance Debt Security is payable; or

•                  impair the holder’s right to institute suit to enforce the payment of any WPC Finance Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase; or

•                  reduce the percentage of the outstanding WPC Finance Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such WPC Finance Indenture or specified defaults under the WPC Finance Indenture and their consequences; or

•                  modify the provisions relating to the requirements for the modification or amendment of the WPC Finance Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the WPC Finance Indenture or specified defaults under the WPC Finance Indenture, except to increase the percentage of holders of WPC Finance Debt Securities of any series outstanding under the WPC Finance Indenture required to effect that action or to provide that certain other provisions of the WPC Finance Indenture may not be modified or waived without the consent of the holder of each outstanding WPC Finance Debt Security affected thereby; or

•                  reduce the requirements for a quorum or voting at a meeting of holders of the applicable WPC Finance Debt Securities.

The WPC Finance Indenture also contains provisions permitting WPC Finance, the Company and the Trustee, without the consent of the holders of any WPC Finance Debt Securities, to modify or amend the WPC Finance Indenture, among other things:

•                  to add to the Events of Default for all or any series of WPC Finance Debt Securities;

•                  to add to the covenants for the benefit of the holders of all or any series of WPC Finance Debt Securities;

•                  to provide for security of WPC Finance Debt Securities of all or any series or to add guarantees (in addition to the Guarantee) in favor of WPC Finance Debt Securities of all or any series;

•                  to establish the form or terms of WPC Finance Debt Securities of any series, and the form of the Guarantee of any series of WPC Finance Debt Securities;

•                  to cure any mistake or ambiguity or correct or supplement any provision in the WPC Finance Indenture which may be defective or inconsistent with other provisions in the WPC Finance Indenture, or to make any other provisions with respect to matters or questions arising under the WPC Finance Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the WPC Finance Indenture under the Trust Indenture Act, in each case which will not adversely affect the interests of the holders of any WPC Finance Debt Securities;

•                  to amend or supplement any provision contained in the WPC Finance Indenture, provided that the amendment or supplement does not apply to any outstanding WPC Finance Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

•                  to conform the terms of the WPC Finance Indenture or the WPC Finance Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those WPC Finance Debt Securities; or

•                  to modify, alter, amend or supplement the WPC Finance Debt Securities in any other respect that will not adversely affect the interests of any of the holders of any WPC Finance Debt Securities.

The holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series may, on behalf of all holders of WPC Finance Debt Securities of that series, waive any continuing default under the WPC Finance Indenture with respect to the WPC Finance Debt Securities of that series and its consequences, except a default (i) in the payment of principal of, or premium, if any, or interest, if any, on, the WPC Finance Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding WPC Finance Debt Security of the affected series.

The WPC Finance Indenture contains provisions for convening meetings of the holders of WPC Finance Debt Securities. A meeting may be called at any time by the Trustee, WPC Finance or the holders of at least 10% in aggregate principal amount of the outstanding WPC Finance Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the WPC Finance Indenture. Except for any consent or waiver that must be given by the holder of each outstanding WPC Finance Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding WPC Finance Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of WPC Finance Debt Securities of any series duly held in accordance with the WPC Finance Indenture will be binding on all holders of WPC Finance Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding WPC Finance Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding WPC Finance Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding WPC Finance Debt Securities of that series will constitute a quorum.

Book-entry Procedures, Delivery and Form

Global Clearance and Settlement

Unless otherwise provided in the applicable prospectus supplement, the WPC Finance Debt Securities will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.A as operator (the “Euroclear Operator”) of the Euroclear system (“Euroclear”) and Clearstream. References to “global note(s)” in this “Description of WPC Finance Debt Securities and Guarantee” refer to such global note(s). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear, Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations specified in the applicable prospectus supplement. Investors may hold WPC Finance Debt Securities directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have the WPC Finance Debt Securities registered in their names, and, except as described herein, will not receive or be entitled to receive physical delivery of such WPC Finance Debt Securities in definitive form. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global notes, the common depositary for all purposes will be considered the sole holder of the WPC Finance Debt Security represented by the global notes under the WPC Finance Indenture and the global notes. Except as provided below, beneficial owners will not be considered the owners or holders of a WPC Finance Debt Security under the WPC Finance Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the WPC Finance Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the WPC Finance Indenture. Under existing industry practices, if WPC Finance requests any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the WPC Finance Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Clearstream and Euroclear have indicated that they intend to use the following respective procedures for global notes. Clearstream and Euroclear may change these procedures from time to time. Neither the Company nor WPC Finance is responsible for these procedures. You should contact Clearstream and Euroclear or their respective participants directly to discuss these matters.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to WPC Finance Debt Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to a WPC Finance Debt Security held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the WPC Finance Debt Securities represented by such global notes for all purposes under the WPC Finance Indenture and the WPC Finance Debt Securities. Payments of principal, premium, if any, interest and Additional Amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of WPC Finance, the Company, the Trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Due to the fact that Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

WPC Finance understands that investors that hold WPC Finance Debt Securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, the WPC Finance Debt Securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for the value on the settlement date.

Secondary Market Trading

Due to the fact that the purchaser determines the place of delivery, it is important to establish at the time of trading of any WPC Finance Debt Securities where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

WPC Finance understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

Investors will only be able to make and receive deliveries, payments and other communications involving the WPC Finance Debt Securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or the Netherlands.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the WPC Finance Debt Securities, or to make or receive a payment or delivery of the WPC Finance Debt Securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the WPC Finance Debt Securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, WPC Finance Debt Securities represented by global notes may not be exchanged for certificated notes in definitive form unless:

•                  the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and WPC Finance fails to appoint a successor depositary within 60 days;

•                  WPC Finance, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated notes; or

•                  there has occurred and is continuing an Event of Default with respect to the WPC Finance Debt Securities.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest and Additional Amounts) and transfers with respect to WPC Finance Debt Securities in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent specified in the applicable prospectus supplement) or, at WPC Finance’s option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the WPC Finance Debt Securities (maintained by the registrar specified in the applicable prospectus supplement), provided that all payments (including principal, premium, interest and Additional Amounts) on WPC Finance Debt Securities in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon WPC Finance’s direction, the WPC Finance Indenture will cease to be of further effect with respect to the WPC Finance Debt Securities of any series specified by WPC Finance, subject to the survival of specified provisions of the WPC Finance Indenture, including (unless the accompanying prospectus supplement provides otherwise) WPC Finance’s obligation to repurchase such WPC Finance Debt Securities at the option of the holders thereof, if applicable, and WPC Finance’s obligation to pay Additional Amounts in respect of such WPC Finance Debt Securities to the extent described below, when:

•                  either

i.                  all outstanding WPC Finance Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

ii.               all WPC Finance Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and WPC Finance or the Company, as applicable, has irrevocably deposited with the Trustee, in trust, funds in the currency in which the WPC Finance Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the WPC Finance Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the WPC Finance Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by WPC Finance, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the WPC Finance Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the WPC Finance Debt Securities of that series, as the case may be;

•                  WPC Finance or the Company, as applicable, has paid all other sums payable under the WPC Finance Indenture with respect to the WPC Finance Debt Securities of that series (including amounts payable to the Trustee); and

•                  the Trustee has received an officer’s certificate and an opinion of counsel from WPC Finance and the Company to the effect that all conditions precedent to the satisfaction and discharge of the WPC Finance Indenture in respect of the WPC Finance Debt Securities of such series have been satisfied.

If the WPC Finance Debt Securities of any series provide for the payment of Additional Amounts, WPC Finance or the Company, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those WPC Finance Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, WPC Finance may elect with respect to the WPC Finance Debt Securities of the particular series either:

•                  to defease and discharge each of itself and the Company, as applicable, from any and all obligations with respect to those WPC Finance Debt Securities (“WPC Finance Legal Defeasance”), except for, among other things:

i.                  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those WPC Finance Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

ii.               the obligations to register the transfer or exchange of those WPC Finance Debt Securities,

iii.            the obligation to replace temporary or mutilated, destroyed, lost, or stolen WPC Finance Debt Securities,

iv.           the obligation to maintain an office or agent of WPC Finance in The City of New York or London, as applicable, in respect of those WPC Finance Debt Securities,

v.              the obligation to hold moneys for payment in respect of those WPC Finance Debt Securities in trust, and

vi.           the obligation, if applicable, to repurchase those WPC Finance Debt Securities at the option of the holders thereof, or

•                  to be released from their obligations with respect to those WPC Finance Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an Event of Default with respect to those WPC Finance Debt Securities (“WPC Finance Covenant Defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those WPC Finance Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the WPC Finance Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those WPC Finance Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by WPC Finance, in the exercise of its sole discretion, the Additional Amounts with respect to those WPC Finance Debt Securities, and any mandatory sinking fund or analogous payments on those WPC Finance Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The WPC Finance Legal Defeasance or WPC Finance Covenant Defeasance described above will only be effective if, among other things:

•                  it will not result in a breach or violation of, or constitute a default under, the WPC Finance Indenture or any other agreement or instrument to which WPC Finance or the Company or any of their respective significant subsidiaries is a party or is bound;

•                  in the case of WPC Finance Legal Defeasance, WPC Finance and the Company will have delivered to the Trustee an opinion of counsel confirming that:

i.                  WPC Finance (or the Company as guarantor) has received from, or there has been published by, the Internal Revenue Service a ruling; or

ii.               since the date of the WPC Finance Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel will confirm that, the holders of the WPC Finance Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the WPC Finance Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the WPC Finance Legal Defeasance had not occurred;

•                  in the case of WPC Covenant Defeasance, WPC Finance and the Company will have delivered to the Trustee an opinion of counsel to the effect that the holders of the WPC Finance Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the WPC Finance Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the WPC Finance Covenant Defeasance had not occurred;

•                  if the cash and government obligations deposited are sufficient to pay the outstanding WPC Finance Debt Securities of the applicable series on a particular redemption date, WPC Finance will have given the Trustee irrevocable instructions to redeem those WPC Finance Debt Securities on that date;

•                  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to WPC Finance Debt Securities of the applicable series will have occurred and be continuing on the date of the deposit into trust; and, solely in the case of WPC Finance Legal Defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to WPC Finance or the Company, as applicable, or default which with notice or lapse of time or both would become such an Event of Default will have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•                  WPC Finance and the Company will have delivered to the Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the WPC Finance Legal Defeasance or WPC Finance Covenant Defeasance, as the case may be, have been satisfied.

In the event WPC Finance effects a WPC Finance Covenant Defeasance with respect to WPC Finance Debt Securities of any series and those WPC Finance Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which the WPC Finance Covenant Defeasance has been effected, which covenants would no longer be applicable to the WPC Finance Debt Securities of that series after the WPC Covenant Defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect the WPC Covenant Defeasance may not be sufficient to pay amounts due on the WPC Finance Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, WPC Finance and the Company, as guarantor, would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the WPC Finance Debt Securities of a particular series.

Concerning the Trustee

There may be more than one Trustee under the WPC Finance Indenture, each with respect to one or more series of WPC Finance Debt Securities. If there are different Trustees for different series of WPC Finance Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the WPC Finance Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of WPC Finance Debt Securities for which it is the trustee under the WPC Finance Indenture. Any Trustee under the WPC Finance Indenture may resign or be removed with respect to one or more series of WPC Finance Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the WPC Finance Debt Securities) of, the WPC Finance Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

U.S. Bank National Association is the trustee under the WPC Finance Indenture. WPC Finance or the Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the WPC Finance Indenture at the request of any holder of WPC Finance Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the WPC Finance Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of WPC Finance (and the Company, as guarantor), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with WPC Finance and the Company. If it acquires any conflicting interest relating to any of its duties with respect to the WPC Finance Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Unless otherwise specified in the applicable prospectus supplement, the Trustee will be the initial paying agent. WPC Finance may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that WPC Finance must maintain a paying agent in each place of payment for each series of WPC Finance Debt Securities.

Governing Law

The WPC Finance Indenture and the WPC Finance Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of WPC Finance Debt Securities will be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

RELEVANT TO HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations of holding shares of our Common Stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section, references to “we,” “our” and “us” mean only W. P. Carey Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of Treasury, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we will operate our Company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•                  financial institutions;

•                  insurance companies;

•                  broker-dealers;

•                  regulated investment companies;

•                  partnerships and trusts;

•                  persons subject to the alternative minimum tax;

•                  persons who hold our stock on behalf of other persons as nominees;

•                  persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•                  persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•                  “S” corporations;

and, except to the extent discussed below:

•                  tax-exempt organizations; and

•                  foreign investors.

This summary assumes that investors will hold their shares of our Common Stock as a capital asset, which generally means as property held for investment.

The holding of shares of our Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Common Stock.

Taxation of W. P. Carey Inc.

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US) is acting as our tax counsel and has provided an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code from February 15, 2012, our date of incorporation, through our taxable year ended December 31, 2015 and that our present and proposed organization, ownership and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion of DLA Piper LLP (US) is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under the section titled “ — Requirements for REIT Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the section below titled “ — Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the stockholder level upon distribution to our stockholders.

Domestic stockholders that are individuals, trusts or estates are generally taxed on qualified corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the section titled “ — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Any net operating losses and other tax attributes of ours generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the section titled “ — Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•                  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains;

•                  We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•                  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “ — Prohibited Transactions” and “ — Foreclosure Property” below;

•                  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•                  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

•                  If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•                  If we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (A) the amounts that we actually distributed and (B) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level;

•                  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “ — Requirements for REIT Qualification — General”;

•                  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms;

•                  If we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a ten-year period  following their acquisition from the subchapter C corporation (for acquisitions prior to August 8, 2016, the look back period is five years); and

•                  The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification — General

The Code defines a REIT as a corporation, trust or association:

1.              that is managed by one or more trustees or directors;

2.              the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.              that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.              that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.              the beneficial ownership of which is held by 100 or more persons;

6.              in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7.              which meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. Our Charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of Common Stock. To do so, we must demand written statements each year from the record holders of significant percentages of our Common Stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “ — Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which generally are effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in the operating partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Stockholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a qualified REIT subsidiary (a “QRS”), that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Foreign Assets and Subsidiaries

With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including the 75% and 95% gross income tests summarized herein, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute “real estate foreign exchange gains” under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

In addition, we own interests in entities that are both TRSs and “controlled foreign corporations” for federal income tax purposes, and we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor’s own officers or staff of employees. We believe our controlled foreign corporations generally do not satisfy this active rental exception however, and as a result we may recognize material amounts of Subpart F Income. Based on advice of counsel, we believe that that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we do not believe our Subpart F income qualifies under the 75% gross income test.

REIT Subsidiaries

Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT Subsidiaries

We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property, mortgages on real property or interests in real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities or interests in real property), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets (including REIT shares, but other than for taxable years after December 31, 2015, a nonqualified publicly offered REIT debt instrument as defined in Section 856(c)(5)(L)(ii) of the Code), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “

— Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and interests in mortgages on real property or interest in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, for taxable years after December 31, 2015, debt instruments issued by REITs which are required to file annual and periodic reports with the SEC under the Exchange Act (“publicly offered REITs”) subject to certain limitations, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s “securities” (defined to exclude “real estate assets”) that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets (20% for taxable years after 2017). Fifth, not more than 25% of the value of our total assets is represented by securities (other than those securities includable as “real estate assets.”) Sixth, for taxable years after December 31, 2015, not more than 25% of the value of our total assets is represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test by value, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (A) $50,000 per failure, and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “ — Income Tests.” In applying the 10% asset test by value, a Debt Security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “ — Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor, qualify as “straight debt” securities or qualify for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(i)                         the sum of

(A)                               90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(B)                               90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)                      the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends paid with respect to taxable years prior to 2015, to provide a tax deduction for us for such years, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. For taxable years beginning after December 31, 2014, the preferential dividend rules no longer apply to publicly offered REITs. We are a publicly offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “ — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

If we should fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (A) the amounts actually distributed, and (B) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•                  “residual interests” in a real estate mortgage investment conduit or taxable mortgage pools;

•                  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•                  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Income Tests” and “Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to stockholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for federal income tax purposes. Even if our sale-leasebacks are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each “loan” would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. However, it is possible that if one or more of our leases were recharacterized as a financing, the recharacterization of one or more of these transactions could cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned as a result of such recharacterization, and such failure could result in our failing to qualify as a REIT. In addition, if one or more of our leases were recharacterized as a loan, tax attributes associated with the ownership of real property — principally depreciation — would not be available to us, and the timing of our income inclusion would be affected. These changes in amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization could cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate and foreign currency exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests and (iii) for taxable years after December 31, 2015, primarily to manage risk with respect to a prior hedge entered into in connection with property that has been disposed of or liabilities that have been extinguished. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

In this section, the phrase “domestic stockholder” means a holder of shares of our Common Stock that for federal income tax purposes is:

•                  a citizen or resident of the United States;

•                  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•                  an estate, the income of which is subject to federal income taxation regardless of its source; or

•                  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds shares of our shares Inc. Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock.

Distributions

So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•                  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•                  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

•                  income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “ — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholders generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholders of record on a specified date in any such month will be treated as both paid by us and received by the stockholders on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “ — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of our stock

In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive activity losses and investment interest limitations — Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. If we make dividends to non-corporate domestic stockholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic stockholder elects to treat such amounts as ordinary income for federal income tax purposes.

Certain domestic stockholders who are individuals, estates or trusts are also required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock.

Taxation of Non-U.S. Holders

The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A “non-U.S. holder” is any person other than a domestic stockholder or an entity treated as a partnership for federal income tax purposes.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

Ordinary dividends

The portion of distributions received by non-U.S. holders that (i) is payable out of our earnings and profits, (ii) is not attributable to our capital gains and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

•                  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, evidencing eligibility for that reduced rate with us; or

•                  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income (i.e., certain income from taxable mortgage pools or REMIC residual interests) allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-dividend distributions

Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder’s proportionate share of our earnings and profits, plus (ii) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (unless an exemption to FIRPTA applies for a specific non-U.S. holder, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may

be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital gain distributions

Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or “USRPI capital gains,” will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “ — Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. The shares of our Common Stock are listed on the NYSE under the symbol “WPC.”

Dispositions of our stock

Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. In addition, effective as of December 18, 2015, certain favorable presumptions aid in determination of whether we are a domestically-controlled qualified entity. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, or in the absence of a specific exemption for a non-U.S. holder, the non-U.S. holder would be required to file a federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

FIRPTA Exemption - Qualified Shareholders. Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FIRPTA Exemption - Qualified Foreign Pension Funds.  Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Wash sales

In general, special wash sale rules apply if a stockholder owning more than 5% of our Common Stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

Estate tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Internal Revenue Code, enacted in 2010, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments (including dividends on our stock) made to “foreign financial institutions” and certain other non-United States entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce United States source interest or dividends and began after June 30, 2014 with respect to the other withholdable payments (including dividends on our stock).  The requirements under FATCA may be modified by an intergovernmental agreement (an “IGA”) between the United States and another country, such as the IGA between the United States and the Netherlands.  Prospective investors should consult their tax advisors regarding this legislation and the applicability of any IGA in their home jurisdiction.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a “pension-held REIT.”

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholders who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of Treasury. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions, and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT

TO HOLDERS OF OUR DEBT SECURITIES

The following summary of U.S. federal income tax considerations is based on existing law, and is limited to matters relating to the purchase of fixed rate Debt Securities covered by this prospectus. A discussion of specific U.S. federal income tax considerations that may be relevant to persons considering the purchase of convertible debt securities, short-term debt securities (generally, debt securities having maturities of not more than one year), floating rate debt securities or foreign currency debt securities, will be included in the applicable prospectus supplement relating to such securities’ issuance.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (potentially with retroactive effect) or possible differing interpretations. This summary deals only with Debt Securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase Debt Securities in the initial offering. It does not address tax considerations applicable to an investor that may be subject to special tax rules, such as:

•                  a bank, insurance company, or other financial institution;

•                  a regulated investment company or REIT;

•                  a subchapter S corporation;

•                  a broker, dealer or trader in securities or foreign currency;

•                  a U.S. Holder (as defined below) who has a functional currency other than the U.S. dollar;

•                  a person subject to alternative minimum tax;

•                  a person that holds Debt Securities as a position in a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•                  a U.S. expatriate; or

•                  except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

This summary does not discuss any state, local, foreign or other tax considerations not specifically addressed below or the Medicare tax on net investment income. Prospective purchasers of Debt Securities should review the accompanying prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of Debt Securities, and are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws and other tax consequences to their particular situation.

Your U.S. federal income tax consequences generally will differ depending on whether or not you are a “U.S. Holder.” For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Debt Security that is:

•                  a citizen or individual resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws;

•                  an entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. Holder is not overridden by an applicable tax treaty.

Conversely, a “Non-U.S. Holder” is a beneficial owner of a Debt Security other than a partnership or a U.S. Holder.

If any entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our Debt Securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Any entity or other arrangement treated as a partnership for federal income tax purposes that is a beneficial owner of our Debt Securities and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the U.S. federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our Debt Securities.

Tax Consequences to U.S. Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a Debt Security will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange, Retirement or other Disposition of Debt Securities. A U.S. Holder’s tax basis in a Debt Security generally will equal the cost of such Debt Security to such U.S. Holder, increased by any amounts includible in income by the U.S. Holder as original issue discount (“OID”), and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below under “—Original Issue Discount”) made on such Debt Security.

Upon the sale, exchange, retirement or other disposition of a Debt Security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest (as defined below under “—Original Issue Discount”), which will be taxable as such) and the U.S. Holder’s tax basis in such Debt Security.

Except as described below with respect to market discount, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the Debt Security for more than one year at the time of disposition. Long-term capital gains recognized by a noncorporate U.S. Holder, including an individual, generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Original Issue Discount. In addition to, or as an alternative to, bearing qualified stated interest (as defined below), a Debt Security may be issued with OID. U.S. Holders of Debt Securities with OID generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder. Debt Securities issued with OID will be referred to as “original issue discount debt securities.” Notice will be given in the accompanying prospectus supplement when we determine that a particular Debt Security is an original issue discount Debt Security. U.S. Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A Debt Security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The “stated redemption price at maturity” of a Debt Security is generally the sum of all payments to be made on the Debt Security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a Debt Security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each Debt Security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each U.S. Holder of an original issue discount Debt Security, whether such U.S. Holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the Debt Security for all days during the taxable year that the U.S. Holder owns the Debt Security. The daily portions of OID on an original issue discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial U.S. Holder, the amount of OID on an original issue discount Debt Security allocable to each accrual period is determined by (i) multiplying the adjusted issue price (as defined below) of the original issue discount Debt Security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount Debt Security (appropriately adjusted to reflect the length of the accrual period) and (ii) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a Debt Security is the discount rate that causes the present value of all payments on the Debt Security as of its original issue date to equal the issue price of such Debt Security. The “adjusted issue price” of an original issue discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such Debt Security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a U.S. Holder in respect of an original issue discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a Debt Security (i.e., the excess of all remaining payments to be received on the Debt Security, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such Debt Security) under the constant-yield method described above. For Debt Securities purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (described below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. Holder of an original issue discount Debt Security that purchases the Debt Security at a cost less than the sum of the remaining payments to be made on the Debt Security (other than payments of qualified stated interest), or an initial U.S. Holder that purchases an original issue discount Debt Security at a price other than the Debt Security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if such U.S. Holder acquires the original issue discount Debt Security with “acquisition premium” (i.e., at a price greater than its adjusted issue price, which in the case of an initial U.S. Holder would be the issue price), the U.S. Holder is required to reduce its periodic inclusions of OID income by a portion of the acquisition premium equal to the ratio of the OID that would otherwise be includable in such U.S. Holder’s income with respect to the Debt Security during the current taxable year, over the total remaining OID on the Debt Security as of the acquisition date.

Certain of the Debt Securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt Securities containing such features, in particular original issue discount Debt Securities, may be subject to special rules that differ from the general rules described above. Purchasers of Debt Securities with such features should carefully examine the accompanying prospectus supplement and are urged to consult their own tax advisors with respect to such Debt Securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased Debt Securities.

Premium and Market Discount. A U.S. Holder of a Debt Security that purchases the Debt Security at a cost greater than the sum of the remaining payments to be made on the Debt Security (other than payments of qualified stated interest) will be considered to have purchased the Debt Security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Debt Security. Such election, once made, generally applies to all Debt Securities held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a Debt Security by the amount of the premium amortized during its holding period. Original issue discount Debt Securities purchased at a premium will not be subject to the OID rules described above.

With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the Debt Security matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the Debt Security to maturity generally will be required to treat the premium as a capital loss when the Debt Security matures. If the non-electing U.S. Holder disposes of the Debt Security prior to maturity, the premium will decrease the gain or increase the loss that the U.S. Holder would otherwise recognize on the disposition.

If a U.S. Holder of a Debt Security purchases the Debt Security at a price that is lower than the sum of the remaining payments to be made on the Debt Security (other than payments of qualified stated interest) or, in the case of an original issue discount Debt Security, its adjusted issue price, by at least 0.25% of the sum of the remaining payments to be made on the Debt Security (other than payments of qualified stated interest) multiplied by the number of remaining whole years to maturity, the Debt Security will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the Debt Security generally will be treated as ordinary income to the extent of the market discount that accrued on the Debt Security while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the Debt Security. In general terms, market discount on a Debt Security will be treated as accruing ratably over the term of such Debt Security or, at the election of the U.S. Holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a Debt Security as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussions below under “—Information Reporting, Backup Withholding and Foreign Account Withholding”:

•                  No withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent on a Debt Security owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, and (iii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on an applicable IRS Form W-8 (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

•                  A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a Debt Security, unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder) or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

•                  If a Non-U.S. Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such Non-U.S. Holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder). In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate (as reduced by an applicable treaty). A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

Information Reporting, Backup Withholding and Foreign Account Withholding

Information returns will be filed with the IRS in connection with payments on our Debt Securities made to, and proceeds of dispositions of our Debt Securities effected by, certain holders. In addition, certain U.S. Holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to obtain exemption from backup withholding and any available exemption from information reporting requirements. The amount of any backup withholding from a payment to a U.S. or non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of interest on our Debt Securities, and is expected to generally apply to other “withholdable payments” (including payments of gross proceeds from a sale, repayment, retirement, or other disposition of our Debt Securities) made after December 31, 2018. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our Debt Securities must establish its compliance with the foregoing regime, and a Non-U.S. Holder must provide certain documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. Holders and holders who hold our Debt Securities through a non-U.S. intermediary are urged to consult their own tax advisor regarding foreign account tax compliance.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities offered pursuant to this prospectus to or through one or more underwriters or dealers or we may sell the Securities to investors directly on our own behalf in those jurisdictions where we are authorized to do so or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also, from time to time, authorize dealers or agents to offer and sell the Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, or commissions from the purchasers for whom they may act as agents.

Shares of our Common Stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and/or commissions received by them and any profit realized by them on resale of the Securities, may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act under certain contractual agreements with us. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Securities (if any such Securities are purchased).

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any such purchaser will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the Securities hereby, certain underwriters and selling group members, as well as  their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC, pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a “short position” for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either (i) purchasing Securities in the open market following completion of the offering of such Securities or (ii) exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph (or comparable transactions that are described in any accompanying prospectus supplement) may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Shares of our Common Stock are listed on the NYSE under the symbol “WPC.” Any Debt Securities, series of Preferred Stock or Warrants we offer will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which Securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

Selling securityholders may use this prospectus in connection with resales of the Securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the Securities. Selling securityholders may be deemed to be underwriters in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of W. P. Carey Inc. and the financial statements of Corporate Property Associates 16 - Global Incorporated, all of which are incorporated in this prospectus by reference to the Annual Report on Form 10-K of W. P. Carey Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC. We do not expect to receive any of the proceeds from the sale of Securities to which this prospectus relates that are offered by any selling securityholders.

LEGAL MATTERS

The legality of the Securities offered hereby is being passed upon for W. P. Carey and WPC Eurobond B.V. by DLA Piper LLP (US) and DLA Piper Nederland N.V. In addition, the descriptions of federal income tax consequences contained in the sections entitled “Material U.S. Federal Income Tax Considerations Relevant To Holders Of Our Common Stock” and “Material U.S. Federal Income Tax Consideration To Holders Of Our debt Securities” are based on the opinion of DLA Piper LLP (US), which opinion is subject to various assumptions and is based on current tax law of the United States. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of costs and expenses, other than underwriting discounts or commissions, to be paid by us in connection with the registration of the securities being registered by this registration statement. All of the amounts shown are estimates. All other costs and expenses will be calculated based on the securities offered and accordingly cannot be estimated at this time.

Securities and Exchange Commission registration fee	$ *

Printing expenses	**
Trustee fees and expenses	**

Legal fees and expenses	**
Accounting fees and expenses	**

Rating agency fees	**
Miscellaneous	**

Total	$ **

*                 Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of Securities under this registration statement.

**          An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

W. P. Carey Inc.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•                  actual receipt of an improper benefit or profit in money, property or services; or

•                  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter and Bylaws require us to indemnify our directors and officers (and permit us to indemnify certain other parties) to the fullest extent permitted from time to time by Maryland law.

Maryland law requires a corporation to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity (unless its charter provides otherwise, which our Charter does not). Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification (and then only for expenses). In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have also adopted a director and indemnification policy, which provides directors and officers with express rights to indemnification (regardless of, among other things, any amendment to, or revocation of, such policy or amendment to our Charter or Bylaws, any change in the composition of our board of directors, or any acquisition or business combination transaction relating to us. The policy provides for the advancement of all reasonable costs, charges and expenses (including attorney’s fees) to directors and officers (and other persons deemed appropriate by the board of directors), as set forth therein, and, to the extent we maintain insurance, for the continued coverage of directors and officers under our directors’ and officers’ liability insurance policies. Under the policy, we are required to indemnify and hold harmless (i) each person who is or was a director or officer of W. P. Carey (or a predecessor of W. P. Carey); (ii) each person who, at the request of W. P. Carey, is or was serving as, a director, officer, manager, trustee, administrator, partner, member, fiduciary, employee, advisory board member or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity; or (iii) any other persons deemed appropriate by its Board in its sole discretion (such persons being “Covered Persons” and each, a “Covered Person”); against all reasonable costs, charges and expenses (including attorney’s fees incurred by a Covered Person in connection therewith), judgments, penalties, fine, and settlements (if such settlement is approved in advance by W. P. Carey, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Covered Person in connection with the defense and/or settlement of any threatened, pending or completed suit, action, claim, proceeding, arbitration or alternative dispute resolution mechanism, investigation or administrative hearing, whether civil, criminal, administrative or investigative, to which the Covered Person is or was a party or is threatened to be made a party due to any act or omission taken or omitted or alleged to have been taken or omitted by the Covered Person during, in connection with or arising out of such Covered Person’s service in such capacity as a director or officer. As used in the policy the term

“serving at the request” of W. P. Carey includes any service provided at the request of W. P. Carey (or a predecessor of W. P. Carey) as a director, officer, manager, trustee, administrator, partner, member, fiduciary, employee or agent of W. P. Carey (or a predecessor of W. P. Carey) that imposes duties on, or involves services by, such director, officer, manager, trustee, administrator, partner, member, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. In addition, to the extent that a Covered Person is, by reason of his or her service at the request of W. P. Carey, a witness in or otherwise incurs costs, charges or expenses in connection with any proceeding to which the Covered Person is not a party, he or she shall be indemnified and held harmless by W. P. Carey against all reasonable costs, charges and expenses (including attorney’s fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Notwithstanding any provision of the director and indemnification policy, W. P. Carey is not obligated to indemnify any claim made against a Covered Person (i) in connection with any threatened, pending or completed suit, action, claim, proceeding, arbitration or alternative dispute resolution mechanism, investigation or administrative hearing, whether civil, criminal, administrative or investigative (or any part of any such proceeding), initiated by or on behalf of such Covered Person, including a proceeding (or any part of any proceeding) initiated by or on behalf such Covered Person against W. P. Carey (other than any proceeding commenced to enforce a Covered Person’s right to indemnification or to recover any expenses in which the Covered Person is successful under Maryland law, our Charter, our Bylaws or our director and indemnification policy) or against any of our directors, officers, employees or other Covered Persons, unless (A) our board of directors authorized the proceeding (or any part of any proceeding) or (B) we otherwise provided specific indemnification in connection with such claim; (ii) on account of such Covered Person’s conduct with respect to which it shall be determined by final judgment by a court having jurisdiction in the matter that the Covered Person (A) did not act in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to our best interests and those of our stockholders, (B) received an improper personal benefit in money, property or services, or (C) with respect to any criminal action or proceeding, had reasonable cause to believe the conduct was unlawful; (iii) in connection with any pending or completed action, suit, arbitration, investigation, inquiry, administrative hearing or any other actual or threatened proceeding (or any part of any such proceeding) by or in our right if the Covered Person shall have been determined by final judgment by a court having jurisdiction in the matter to be liable to us and our stockholders; (iv) if and to the extent such Covered Person has otherwise actually received payment of the amounts otherwise indemnifiable hereunder under any insurance policy, agreement, vote or otherwise, or (v) if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WPC Eurobond B.V.

Under Dutch law, members of the management board may be liable to the company and to third parties for damages in the event of improper or negligent performance of their duties. In certain circumstances they may be liable for damages to the company and to third parties for infringement of the deed of incorporation or of certain provisions of the Dutch Civil Code. Also, in certain circumstances, they may incur additional specific civil and criminal liabilities.

W. P. Carey maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to W. P. Carey with respect to payments which may be made by W. P. Carey to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement	**
3.1	Articles of Amendment and Restatement	Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2012 filed February 26, 2013
3.2	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on January 27, 2015	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed January 28, 2015
3.3	Third Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed January 22, 2016
3.4	Deed of Incorporation of WPC Eurobond B.V.	Filed herewith
4.1	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year ended December 31, 2012 filed February 26, 2013
4.2	Form of Indenture between W. P. Carey Inc. and U.S. Bank National Association	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (333-194389) filed on March 7, 2014
4.3	Form of Indenture among WPC Eurobond B.V., W. P. Carey Inc. and U.S Bank National Association (including the guarantee)	Filed herewith
4.4	Form of W. P Carey Inc. Debt Security	**
4.5	Form of WPC Eurobond B.V. Debt Security	**
4.6	Form of Deposit Agreement (including Form of Depositary Receipt)	**
4.7	Form of Articles of Amendment establishing the terms of a series of Preferred Stock	**
4.8	Form of Preferred Stock Certificate	**
4.9	Form of Warrant Agreement (Including Form of Warrant Certificate)	**
4.10	Form of Unit Agreement	**
4.11	Form of Purchase Contract	**
5.1	Opinion of DLA Piper LLP (US)	Filed herewith
5.2	Opinion of DLA Piper Nederland N.V.	Filed herewith
8.1	Opinion of DLA Piper LLP (US) regarding tax matters	Filed herewith
12.1	Ratio of Earnings to Fixed Charges for W. P. Carey Inc.	Filed herewith
23.1	Consent of DLA Piper LLP (US)	Filed as part of Exhibit 5.1and Exhibit 8.1 and incorporated by reference herein
23.2	Consent of DLA Piper Nederland N.V.	Filed as part of Exhibit 5.2 and incorporated by

reference herein
23.3	Consent of PricewaterhouseCoopers LLP	Filed herewith
24.1	Powers of Attorney	Contained in the signature page hereto
25.1	Statement of Eligibility of Trustee on Form T-1 for Debt Securities of WPC Eurobond B.V., as guaranteed by W.P. Carey Inc.	Filed herewith

**          To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein in connection with an offering of the applicable Securities.

Item 17. Undertakings.

a)             The undersigned registrants hereby undertake:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              That, for the purpose of determining liability under the Securities Act to any purchaser:

i)                 Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii)              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated, or deemed incorporated, by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.              That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii)              Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)             The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, as applicable, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on November 8, 2016.

W. P. Carey Inc.
Date: November 8, 2016
/s/ Mark J. DeCesaris
	By:	Mark J. DeCesaris, Chief Executive Officer

W. P. CAREY INC.
POWER OF ATTORNEY

KNOW ALL MEN/WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark J. DeCesaris, Thomas E. Zacharias and Susan C. Hyde and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Mark J. DeCesaris	Director and Chief Executive Officer	November 8, 2016
Mark J. DeCesaris	(Principal Executive Officer)

/s/ ToniAnn Sanzone	Interim Chief Financial Officer	November 8, 2016
ToniAnn Sanzone	(Principal Financial Officer)

/s/ Arjun Mahalingam	Chief Accounting Officer	November 8, 2016
Arjun Mahalingam	(Principal Accounting Officer)

/s/ Benjamin H. Griswold, IV	Director and Chairman of the Board	November 8, 2016
Benjamin H. Griswold, IV

/s/ Mark A. Alexander	Director	November 8, 2016
Mark A. Alexander

/s/ Peter J. Farrell	Director	November 8, 2016
Peter J. Farrell

/s/ Axel K.A. Hansing	Director	November 8, 2016
Axel K.A. Hansing

/s/ Jean Hoysradt	Director	November 8, 2016
Jean Hoysradt

/s/ Dr. Richard C. Marston	Director	November 8, 2016
Dr. Richard C. Marston

/s/ Christopher J. Niehaus	Director	November 8, 2016
Christopher J. Niehaus

/s/ Nick J.M. van Ommen	Director	November 8, 2016
Nick J.M. van Ommen

/s/ Mary M. VanDeWeghe	Director	November 8, 2016
Mary M. VanDeWeghe

/s/ Hon. Reginald Winssinger	Director	November 8, 2016
Hon. Reginald Winssinger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on November 8, 2016.

WPC Eurobond B.V.
Date: November 8, 2016
	By:	/s/ Thomas E. Zacharias
		Name:	Thomas E. Zacharias
		Title:	Director and Attorney-in-fact

WPC Eurobond B.V.
POWER OF ATTORNEY

KNOW ALL MEN/WOMEN BY THESE PRESENTS, that WPC Eurobond B.V. hereby constitutes and appoints Mark J. DeCesaris, Thomas E. Zacharias and Susan C. Hyde and each of them, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Ramses van Toor	Managing Director A	November 8, 2016
Ramses van Toor

/s/ Johan Henning	Managing Director A	November 8, 2016
Johan Henning

/s/ Gosse Zeilstra	Managing Director A	November 8, 2016
Gosse Zeilstra

/s/ Gregory Mark Butchart	Managing Director B	November 8, 2016
Gregory Mark Butchart

/s/ Thomas Elling Zacharias	Managing Director B	November 8, 2016
Thomas Elling Zacharias